EXHIBIT 3.2
BYLAWS
OF
HINES GLOBAL REIT, INC.

EXHIBIT 3.2
TABLE OF CONTENTS

		Page

ARTICLE I OFFICES		1
Section 1.1.	Registered Office	1
Section 1.2.	Other Offices	1

ARTICLE II MEETINGS OF STOCKHOLDERS		1
Section 2.1.	Place of Meetings	1
Section 2.2.	Annual Meeting	1
Section 2.3.	Special Meetings	1
Section 2.4.	Quorum	2
Section 2.5.	Voting	2
Section 2.6.	Stock Ledger	2
Section 2.7.	Organization and Conduct	3
Section 2.8.	Nominations and Stockholder Business	3
Section 2.9.	Action by Written Consent	5
Section 2.10.	Control Share Acquisition Act	5

ARTICLE III DIRECTORS		5
Section 3.1.	Number and Election of Directors	5
Section 3.2.	Vacancies	5
Section 3.3.	Duties and Powers	6
Section 3.4.	Meetings	6
Section 3.5.	Quorum	6
Section 3.6.	Actions of Board	7
Section 3.7.	Meetings by Means of Conference Telephone	7
Section 3.8.	Reliance	7
Section 3.9.	Certain Rights of Directors, Officers, Employees and Agents	7
Section 3.10.	Ratification	7
Section 3.11.	Emergency Provisions	8

ARTICLE IV COMMITTEES		8
Section 4.1.	Committees	8
Section 4.2.	Powers	8
The Board of Directors may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Directors, except as prohibited by law		8
Section 4.3.	Committee Rules	8
Section 4.4.	Vacancies	9
Section 4.5.	Action by Consent; Meetings by Telephone or Similar Communications	9

ARTICLE V OFFICERS		9
Section 5.1.	General	9
Section 5.2.	Removal and Resignation	9

(i)

EXHIBIT 3.2
BYLAWS
OF
HINES GLOBAL REIT, INC.
(hereinafter called the “Corporation”)
ARTICLE I
OFFICES
          Section 1.1. Principal Office.
     The principal office of the Corporation in the state of Maryland shall be located at 300 East Lombard Street, Baltimore, Maryland 21202.
          Section 1.2. Other Offices.
     The Corporation may also have offices, including a principal executive office, at such other places both within and without the State of Maryland as the Board of Directors may from time to time determine.
ARTICLE II
MEETINGS OF STOCKHOLDERS
          Section 2.1. Place of Meetings.
     Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Maryland, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.
          Section 2.2. Annual Meeting.
     An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on the date and at the time set by the Board of Directors, beginning in the year 2009.
          Section 2.3. Special Meetings.
     Unless otherwise prescribed by law or by the Charter of the Corporation, as the same may be amended or supplemented from time to time (the “Articles of Incorporation”), special meetings of stockholders, for any purpose or purposes, may be called by the Chief Executive Officer or President, by a majority of the Board of Directors or by a majority of the Independent Directors (as defined in the Articles of Incorporation) and shall be called by the Secretary at the request in writing of stockholders owning not less than 10% of the capital stock of the Corporation issued and outstanding and entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting. The Corporation shall provide all stockholders within ten days after receipt of such request, written notice, either in person or by mail, of a special meeting and the purpose or purposes of such special meeting to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in such request, or if none is specified, at a time and place convenient to stockholders.
          Section 2.4. Quorum.
     Except as otherwise provided by the Articles of Incorporation, the presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at the meeting shall constitute a quorum at all meetings of stockholders for the transaction of business; but this shall not affect any requirement under any statute or the Articles of Incorporation for the vote necessary for adoption of any measure. If, however, such quorum shall not be present or represented at any meeting of stockholders, the chairman of the meeting shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.
     The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum was established, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
          Section 2.5. Voting.
     Unless otherwise required by the Articles of Incorporation or these Bylaws, a majority of all the votes cast at a meeting at which a quorum is present is sufficient to take or authorize any matter which properly comes before the meeting. Unless otherwise provided by statute or by the Articles of Incorporation, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Votes may be cast in person or by proxy, but no proxy shall be voted on or after eleven months from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of votes shall be decided by the chairman of the meeting.
          Section 2.6. Stock Ledger.
     The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled (i) to examine the stock ledger or the books of the Corporation and (ii) to vote in person or by proxy at any meeting of stockholders.

          Section 2.7. Organization and Conduct.
     Every meeting of stockholders shall be conducted by the Chairman of the Board of Directors or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting: the vice chairman of the board, if there be one, the President, the Vice Presidents in their order of rank and seniority, the Secretary, or, in the absence of such officers, a chairman chosen by the Board of Directors. The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) recessing or adjourning the meeting to a later date and time and place announced at the meeting and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
          Section 2.8. Nominations and Stockholder Business.
     (a)  Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 2.8 and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 2.8. For nominations or other business to be properly brought at an annual meeting by a stockholder, the stockholder must give timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 2.8 and be delivered to the secretary at the principal executive office of the Corporation not earlier than the 120th day nor later than 5:00 p.m., Central Time, on the 90th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 p.m., Central Time, on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date such meeting is first made. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director (each, a “Proposed Nominee”): (i) the name, age, business address, and residence address of such person; and (ii) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (B) as to any other business that the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting; (ii) the reasons for conducting such business at the meeting; and (iii) any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom. Such stockholder’s notice shall also set forth: (A) as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person, (i) the class, series and number of all shares of stock or other securities of the Corporation (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person and the date on which each such Company Security was acquired and the investment intent of such acquisition and (ii) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person; (B) as to the stockholder giving the notice and any Stockholder Associated Person with an interest or ownership referred to above; (i) the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and (ii) the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person; and (c) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice. For purposes of this Section 2.8, “Stockholder Associated Person” of any stockholder means (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such stockholder or such Stockholder Associated Person; and “public announcement” means disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

     (b) Notwithstanding anything in this paragraph (a) of this Section 2.8 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 100 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.8(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than 5:00 p.m., Central Time, on the tenth day following the day on which such public announcement is first made by the Corporation.
     (c) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) provided that the special meeting has been called in accordance with Section 2.3 for the purpose of electing directors, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 2.8 and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 2.8. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice, containing the information required by paragraph (a) of this Section 2.8, shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Central Time on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.
     (d) If information submitted pursuant to this Section 2.8 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 2.8. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the Secretary or the Board of Directors, any such stockholder shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 2.8 and (ii) a written update of any information submitted by the stockholder pursuant to this Section 2.8 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 2.8. Only such individuals who are nominated in accordance with this Section 2.8 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 2.8. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 2.8. Notwithstanding the foregoing provisions of this Section 2.8, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.8. Nothing in this Section 2.8 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 2.8 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.
          Section 2.9 Inspectors.
     The Board of Directors or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor thereto. The inspectors, if any, shall (a) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (b) receive and tabulate all votes, ballots or consents, (c) report such tabulation to the chairman of the meeting, (d) hear and determine all challenges and questions arising in connection with the right to vote, and (e) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
          Section 2.10. Consent by Stockholders Without a Meeting.
     Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders, (b) if the action is advised, and submitted to the stockholders for approval, by the Board of Directors and a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders is delivered to the Corporation in accordance with the MGCL or (c) in any manner set forth in the terms of any class or series of preferred stock of the Corporation. The Corporation shall give notice of any action taken by less than unanimous consent to each stockholder not later than ten days after the effective time of such action.
          Section 2.11. Control Share Acquisition Act. Notwithstanding any other provision of the Articles of Incorporation or these Bylaws, Title 3, Subtitle 7 of the MGCL (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.
ARTICLE III
DIRECTORS
          Section 3.1. Number and Election of Directors.
     At any regular meeting or at any special meeting called for that purpose, a majority of the members then serving on the Board of Directors may establish, increase, or decrease the number of directors except as provided in the Articles of Incorporation, provided that, the number thereof shall never be less than the minimum or more than the maximum number required by the MGCL or the Articles of Incorporation (as applicable). Except as otherwise required by the Articles of Incorporation and Section 3.2 of these Bylaws, directors shall be elected by the vote of a majority of shares entitled to vote in the election of directors, which holders voted for, against or withheld their vote as to such director position. A director shall hold office until the next annual meeting and until his successor is duly elected and qualifies or until his earlier death, resignation or removal. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders.
          Section 3.2. Vacancies.
     If for any reason any or all of the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder. Until such time as the Corporation becomes subject to Section 3-804(c) of the MGCL, any vacancy on the Board of Directors for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if such majority is less than a quorum, and any individual so elected as director shall serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies. At such time as the Corporation becomes subject to Section 3-804(c) of the MGCL and except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any vacancy on the Board of Directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies. Independent Directors shall nominate replacements for vacancies among the Independent Directors’ positions.

Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualifies, or until his or her earlier resignation or removal.
          Section 3.3. Duties and Powers.
     The business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.
          Section 3.4. Meetings.
     The Board of Directors may hold meetings, both regular and special, either within or without the State of Maryland. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the President, the Chairman of the Board of Directors, the Chief Executive Officer or any director. Notice of any special meeting of the Board of Directors shall be delivered personally, or by telephone, electronic mail, facsimile transmission, United States mail, or courier to each director at his business or residence address. Notice by personal delivery, telephone, electronic mail, or facsimile transmission shall be given at least two days prior to the meeting. Notice by United States mail shall be given at least five days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage prepaid thereon. Telephone notice shall be deemed to be given when the director or his agent is personally given such notice in a telephone call to which he or his agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by the MGCL or these Bylaws.
          Section 3.5. Quorum.
     Except as may be otherwise specifically provided by law, the Articles of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors (and, when necessary, a majority of all Independent Directors) shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than by an announcement at the meeting, until a quorum shall be present. The directors present at a meeting which has been duly called and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than were required to establish a quorum. If enough directors have withdrawn from a meeting to leave fewer than were required to establish a quorum but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Articles of Incorporation or these Bylaws.

          Section 3.6. Actions of Board.
     Unless otherwise provided by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all the members of the Board of Directors consent thereto in writing or by electronic transmission and the consent or consents are filed with the minutes of proceedings of the Board of Directors.
          Section 3.7. Meetings by Means of Conference Telephone.
     Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.7 shall constitute presence in person at such meeting.
          Section 3.8. Reliance.
     Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.
          Section 3.9. Certain Rights of Directors, Officers, Employees and Agents.
     A director, officer, employee or agent shall have no responsibility to devote their full time to the affairs of the Corporation. Any director, officer, employee or agent, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to, or in competition with those of or relating to the Corporation.
          Section 3.10. Ratification.
     The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.
          Section 3.11. Emergency Provisions.
     Notwithstanding any other provision in the Articles of Incorporation or these Bylaws, this Section 3.11 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (a) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (b) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio, and (c) the number of directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.
ARTICLE IV
COMMITTEES
          Section 4.1. Committees.
     The Board of Directors may appoint from among its members committees, composed of one or more directors, to serve at the pleasure of the Board of Directors. A majority of the members of each committee shall be Independent Directors.
          Section 4.2. Powers.
     The Board of Directors may delegate to committees appointed under Section 4.1 any of the powers of the Board of Directors, except as prohibited by law.
          Section 4.3. Committee Rules.
     Unless the Board of Directors otherwise provides, each committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules or as the members of such committee shall provide. Committee meetings may be called by the Chairman of the Board of Directors, the Chief Executive Officer, the President, the chairman of the committee, if any, or any two or more committee members. Notice for such meetings shall be made as contemplated by Section 3.4. A waiver of notice in writing or by electronic transmission, given by the committee member entitled to such notice and filed with the records of the meeting whether before or after the holding thereof, or actual attendance at the committee meeting, shall be deemed equivalent to the giving of such notice to such committee member.
     Each committee shall keep minutes of its meetings. With respect to each committee, a majority of its members shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members thereof shall be required for any action of such committee.

          Section 4.4. Vacancies.
     Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.
          Section 4.5. Action by Consent; Meetings by Telephone or Similar Communications.
     Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if a consent in writing or by electronic transmission to such action is given by all members of the committee and such consent is filed with the minutes of its proceedings. The members of any committee which is designated by the Board of Directors may participate in a meeting of such committee by means of a conference telephone or other communications equipment by means of which all members participating in the meeting can hear each other at the same time, and participation by such means shall be conclusively deemed to constitute presence in person at such meeting.
ARTICLE V
OFFICERS
          Section 5.1. General.
     The officers of the Corporation shall include a president, a secretary and a treasurer and may include a chairman of the board, a vice chairman of the board, a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. Each officer shall serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent. The officers of the Corporation need not be stockholders of the Corporation, nor need such officers be directors of the Corporation.
          Section 5.2. Removal and Resignation.
     Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.
          Section 5.3. Vacancies.
     A vacancy in any office may be filled by the Board of Directors for the balance of the term.
          Section 5.4. Chief Executive Officer.
     The Board of Directors may designate a Chief Executive Officer. In the absence of such designation, the Chairman of the Board shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.
          Section 5.5. Chairman of the Board.
     The Chairman of the Board shall preside over the meetings of the Board of Directors and of the stockholders at which he or she shall be present. The Chairman of the Board shall perform such other duties as may be assigned to him or her by the Board of Directors.
          Section 5.6. President.
     In the absence of a Chief Executive Officer, the President shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a Chief Operating Officer by the Board of Directors, the President shall be the Chief Operating Officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.
          Section 5.7. Chief Operating Officer.
     In the absence of the President, the Chief Operating Officer shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and in general shall perform all duties incident to the office of Chief Operating Officer and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

          Section 5.8. Vice Presidents.
     In the absence of the President and the Chief Operating Officer or in the event of a vacancy in such offices, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors. The Board of Directors may designate one or more vice presidents as Executive Vice President or as Vice President for particular areas of responsibility.
          Section 5.9. Secretary.
     The Secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) have general charge of the share transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the President or the Board of Directors.
          Section 5.10. Chief Financial Officer; Treasurer; Assistant Treasurer.
     The Chief Financial Officer and the Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer or the Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires an account of transactions and of the financial condition of the Corporation.
     The Assistant Treasurer, if any, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI
STOCK
          Section 6.1. Certificates.
     Shares of stock of the Corporation may be uncertificated. At the time of issuance or transfer of uncertificated shares, to the extent then required by the MGCL, the Corporation shall send the stockholder a written statement containing the information required by the MGCL. If the stock of the Corporation is represented by certificates, such certificates must be signed by the President (or other officer designated by the Board of Directors and permitted by the MGCL to sign stock certificates) and countersigned by the Secretary; and if such certificates of stock are signed or countersigned by a transfer agent other than the Corporation, or, by a registrar other than the Corporation, such signature of the President and such countersignature of the Secretary, or either of them, may be executed in facsimile, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue. Said certificates of stock shall comply with the MGCL and otherwise be in such form as the Board of Directors may from time to time prescribe.
          Section 6.2. Transfers; Registered Stockholders.
     Transfers of shares of any class of stock will be subject in all respects to the Articles of Incorporation and all of the terms and conditions contained therein. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by MGCL.
          Section 6.3. Lost, Stolen, or Destroyed Certificates.
     If the Corporation issues stock certificates, the Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate satisfies the following requirements: (a) the registered owner makes proof in affidavit form that a previously issued certificate for shares has been lost, destroyed, or stolen; (b) the registered owner requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (c) the registered owner gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Board of Directors may direct, in its discretion, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and (d) the registered owner satisfies any other reasonable requirements imposed by the Board of Directors.
     When a certificate has been lost, destroyed or stolen and the stockholder of record fails to notify the Corporation within a reasonable time after he or she has notice of it, if the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the stockholder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

          Section 6.4. Fixing of Record Date.
     The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose (such record date, in any case, may not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken).
     When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been made as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned to a date more than 120 days or postponed to a date more than 90 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.
ARTICLE VII
WAIVER OF NOTICE
          Whenever any notice of a meeting is required to be given pursuant to the Articles of Incorporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing, or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE VIII
AMENDMENTS
          The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.
ARTICLE IX
GENERAL PROVISIONS
          Section 9.1. Contracts and Disbursements.
     The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the directors or by an authorized person shall be valid and binding upon the Board of Directors and upon the Corporation when authorized or ratified by action of the Board of Directors. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
          Section 9.2. Fiscal Year.
     The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.
          Section 9.3. Corporate Seal.
     The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated Maryland.” The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.